b) 11.3   Computation of per share earnings

            American Electric Automobile Company, Inc.
               Weighted Average Shares Outstanding
                       November 30, 1998

              Original                   Days
Date          Issuance      Cumulative   Outstanding   Total
12/31/97      2,756,000     2,756,000    31            85,436,000
01/31/98          1,000     2,757,000     11            30,327,000
02/11/98          5,000     2,762,000     46           127,052,000
03/29/98         60,000     2,822,000      2             5,644,000
03/31/98          2,000     2,824,000     79           223,096,000
06/18/98         60,000     2,884,000    145           418,180,000
11/10/98         80.000     2,964,000     20             59,280,000
11/30/98                            0      0                      0
              2,964,000                  334            949,015,000
                                                                334
                                                                ---
Weighted Average Shares                                   2,841,362
                                                          ---------
Net Loss                                                 (49,870.00)
                                                           ---------
Net Loss Per Share                                          (0.0175)